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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                       JURISDICTION OF
NAME OF SUBSIDIARY                      ORGANIZATION
--------------------------------  -------------------------
PharmaPrint B.V.                         Nederlands

PharmaPrint Ireland Limited                Ireland